EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Agreement") is made and effective 1/1/98, by and between Intraco Systems, Inc., a Florida Corporation ("Company") and Jack S. Berger ("Executive").

NOW, THEREFORE, the parties hereto agree as follows:

1.  Employment.
Company hereby agrees to initially employ Executive as its Chief Executive Officer and Executive hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control. Election or appointment of Executive to another office or position, regardless of whether such office or position is inferior to Executive's initial office or position, shall not be a breach of this Agreement.

2.  Duties of Executive.
The duties of Executive shall include the performance of all of the duties typical of the office held by Executive as described in the bylaws of the Company and such other duties and projects as may be assigned by a superior officer of the Company, if any, or the board of directors of the Company. Executive shall devote his entire productive time, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Executive will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of Company.

3.  Compensation.
Executive will be paid compensation during this Agreement as follows:
A. A base salary of One Hundred Thirty Seven Thousand, Eight Hundred Dollars ($137,800) per year, payable in installments according to the Company's regular payroll schedule. The base salary shall be adjusted at the end of each year of employment at the discretion of the board of directors.

4.  Benefits.
A. Holidays. Executive shall be entitled to Holiday, Vacation & Sick Leave and Emergency leave according to the regular policies and procedures of Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the Board of Directors.

B. Medical and Group Life Insurance. Company agrees to include Executive in the group medical and hospital plan of Company and provide group life insurance for Executive at no charge to Executive in the amount of Five Hundred Thousand ($500,000) during this Agreement. Executive shall be responsible for payment of any federal or state income tax imposed upon these benefits.

E. Pension and Profit Sharing Plans. Executive shall be entitled to participate in any pension or profit sharing plan or other type of plan adopted by Company for the benefit of its officers and/or regular employees.

F. Automobile. Company will provide to Executive the use of an automobile of Executive's choice. Company will pay all automobile operating expenses incurred by Executive in the performance of an Executive's company duties. Company will procure and maintain in force an automobile liability policy for the automobile with coverage, including Executive, in the amount as it currently exists in combined single limit on bodily injury and property damage.

G. Expense Reimbursement. Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive's duties. Executive will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.

5.  Term and Termination.
A. The Initial Term of this Agreement shall commence on January 1, 1998 and it shall continue in effect for a period of Three (3) years. Thereafter, the Agreement shall be renewed upon the mutual agreement of Executive and Company. This Agreement and Executive's employment may be terminated at Company's discretion during the Initial Term, provided that Company shall pay to Executive an amount equal to payment at Executive's base salary rate for the remaining period of Initial Term, plus an amount equal to Fifty percent (50%) of Executive's base salary. In the event of such termination, Executive shall not be entitled to any incentive salary payment or any other compensation then in effect, prorated or otherwise.

B. This Agreement and Executive's employment may be terminated by Company at its discretion at any time after the Initial Term, provided that in such case, Executive shall be paid Fifty percent (50%) of Executive's then applicable base salary. In the event of such a discretionary termination, Executive shall not be entitled to receive any incentive salary payment or any other compensation then in effect, prorated or otherwise.

C. This Agreement may be terminated by Executive at Executive's discretion by providing at least thirty (30) days prior written notice to Company. In the event of termination by Executive pursuant to this subsection, Company may immediately relieve Executive of all duties and immediately terminate this Agreement, provided that Company shall pay Executive at the then applicable base salary rate to the termination date included in Executive's original termination notice.

D. In the event that Executive is in breach of any material obligation owed Company in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Executive. In event of termination of the agreement pursuant to this subsection, Executive shall be paid only at the then applicable base salary rate up to and including the date of termination. Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

E. In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement.

6.  Notices.
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

     If to Company:
     Intraco Systems, Inc.
     3998 FAU Blvd #210
     Boca Raton, FL 33431

     If to Executive:
     Jack S. Berger
     1101 Park Ave
     Boca Raton FL 33486

7.  Final Agreement.
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

8.  Governing Law.
This Agreement shall be construed and enforced in accordance with the laws of the state of Florida with venue in Palm Beach County..

9.  Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

10.  No Assignment.
Neither this Agreement nor any or interest in this Agreement may be assigned by Executive without the prior express written approval of Company, which may be withheld by Company at Company's absolute discretion.

11.  Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

12.  Arbitration.
The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Boca Raton, Florida, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Intraco Systems, Inc.

By:     ______________________________    _________________________________
        Jack S. Berger,                   Jack S. Berger
        President                         An Individual


Memorandum of  Understanding

As of the above referenced date, Intraco Systems, Inc, ("Intraco") hereby excepts Jack S. Berger to engage in the normal business activities as they relate to; 1) Pro-Data Systems, Inc, 2) Intraco International, Inc. 3) Intraco Holding, Inc. 4) Intraco Trading, Inc., (the "Excepted Businesses"). It is further understood that the business activities of the Excepted Businesses are non-competitive to those of Intraco's and that Mr. Berger's involvement will not interfere with his duties as they relate to Intraco. In the event that this understanding is breached in either respect, Intraco reserves the right to revoke this Memorandum of Understanding. Subsequent to any notice as it may be given, continued involvement with the Excepted Businesses will be considered a breach of a material obligation as defined in that Executive Employment Agreement dated 1/1/98 between Mr. Berger and Intraco.

Agreed this 1st day of January, 1998


______________________________          ______________________________
Jack S. Berger, President               Jack S Berger, an Individual
Intraco Systems, Inc.




INTRACO SYSTEMS, INC.
NONDISCLOSURE AND NON-COMPETITION AGREEMENT
ADDENDUM B

     As an employee of Intraco Systems, Inc., I hereby agree to observe all the provisions of this Agreement, as well as all other rules and policies that Intraco Systems, Inc. may announce from time to time. Furthermore, this AGREEMENT is provided by me for the benefit of Intraco Systems, Inc., its subsidiaries, affiliates, successors and assigns (collectively referred to "Intraco Systems" or the "Company"). This Agreement serves as a legally binding acknowledgment and assignment of the ownership of all "Work Product" (as defined below) that Company may encounter.

Section 1. AVOIDANCE OF CONFLICT OF INTEREST

     While employed by Intraco Systems, I will not engage in. any other business activity that conflicts with my duties to Intraco Systems. Under no circumstances win I work for any competitor or have any financial interest in any competitor of Intraco Systems; provided, however, that this Agreement does not prohibit investment of a reasonable part of my assets in the stock or securities of any competitor whose stock or securities are publicly traded on a national exchange.

Section 2. OWNERSHIP AND RIGHTS IN WORK PRODUCT

     For purposes of this Agreement, "Work Product" shall mean all intellectual property rights, including all trade secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights in any programming, documentation, technology, or other work product that is created in connection with my Work. In addition, all rights in any preexisting programming, documentation, technology, or other Work Product provided to Company during the course of my employment or engagement shall automatically become part of the Work Product. hereunder, whether or not it arises specifically out of my "Work." For purposes of this Agreement, "Work" shall mean (1) any direct assignments and required performance by or for Company, and (2) any other productive output that relates to the business of Company and is produced during the course of my engagement by Company. For this purpose, Work may be considered present even after normal working hours, away from Owner's premises, on an unsupervised basis, alone or with others. Unless otherwise provided in a subsequent writing signed by Company, this Agreement shall apply to all Work Product created in connection with all Work conducted before or after the date of this Agreement.

Intraco Systems, Inc. shall own all rights in the Work Product. To this end, all Work Product shall be considered Work made by me for hire for Company. If any of the Work Product may not, by operation of law or agreement be considered Work made by me for hire for Company (or if ownership of all rights therein do not otherwise vest exclusively in Company), I agree to assign, and upon creation thereof automatically assign, without further consideration, the ownership thereof to Company. I hereby irrevocably relinquish for the benefit of Company and its assigns any moral rights in the Work Product recognized by applicable law. Company shall have the right to obtain and hold, in whatever name or capacity it selects, copyrights, registrations, and any other protection available in the Work Product.

     I agree to perform upon the request of Company, during or after my Work, such Further acts as may be necessary or desirable to transfer, perfect, and defend Owner's ownership of the Work Product, including by (1) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance, (2) obtaining and/or aiding in the enforcement of copyrights, trade secrets, and (if applicable) patents with respect to the Work Product in any countries, and (3) providing testimony in connection with any proceeding affecting the rights of Company in any Work Product.

     I warrant that my Work for Company does not and will not in any way conflict with any remaining obligations I may have with any prior employer or contractor. I also agree to develop all Work Product in a manner that avoids even the appearance of infringement of any third party's intellectual property rights.

Section 3. CONFIDENTIALITY AND NON-DISCLOSURE

     During the course of my engagement and afterwards, I agree not to use or disclose any trade secrets of Company at any time except as necessary to perform my duties for Company. Under the law, a "trade secret" -is a type of intangible property, the theft (i.e., misappropriation) of which is a tort and crime in most states. It does not have to be in written form to be protected.

A trade secret generally consists of valuable, secret information or ideas that Company collects or uses in order to keep its competitive edge, including confidential information supplied to Company by its customers, clients, vendors, or agents. Examples of trade secrets are such technical information as manufacturing or operating processes, equipment design, product specifications, computer software in source code form, and other proprietary technology, and such business information as selling and pricing information and procedures, customer lists, business and marketing plans, ideas and plans for products, services or other business development, and internal financial statements. These restrictions do not apply to any information generally available to the public or any information properly obtained from a completely independent source.

     Furthermore, I agree to maintain in strict confidence, and agree not to use and disclose except as authorized by Intraco Systems, any information of a competitively sensitive or proprietary nature that I receive from Intraco Systems, Inc. or its clients or contractors in connection with my services hereunder. Intraco Systems agrees to take reasonable steps to identify, and cause its clients and contractors to identify, for my benefit such information, including by using confidentiality notices in written material where appropriate. These restrictions shall not be construed to apply to (1) information generally available to the public, (2) information released by Intraco Systems or its clients or contractors, as the case may be, generally without restriction, (3) information independently developed or acquired by me without reliance in any way on other protected information of Intraco Systems or its clients or contractors, or (4) information approved by Intraco Systems or its clients or contractors, as the case may be, for my use and. disclosure without restriction.

Section 4. RETURN OF MATERIALS

     Upon the request of Intraco Systems and, in any event, upon termination of my employment, I will leave with Intraco Systems all memoranda, notes, records, drawings, manuals, disks, or other documents and media pertaining to Intraco Systems's business, including all copies thereof.

Section 5. COVENANT NOT TO COMPETE

     During the term hereof and for a period of two years thereafter, I shall not compete, directly or indirectly, with the Company, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant or employee of the Company, including, without limitation, employing or being an investor (representing more than a 5% equity interest) in, or officer, director or consultant to, any person or entity which employs any former key or technical employee whose employment with the Company was terminated after the date which is one year prior to the date of termination of the employee's employment therewith. An activity competitive with an activity engaged in by the Company shall mean performing services specifically in the computer systems integration industry (whether as an employee, officer, consultant, director, partner or sole proprietor) for any person or entity engaged in the business engaged in by the Company during the time of my relationship with the Company or at the time of my termination of my relationship with the Company.

     It is the desire and intent of the parties that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

     Nothing in this Section shall reduce or abrogate the employee's obligations during the term of this Agreement..

Section 6. NONINTERFERENCE WITH PERSONNEL RELATIONS

     During my employment with Intraco Systems and for a period of twelve months afterwards, I will not knowingly solicit, entice, or persuade any other employees of Intraco Systems to leave the services of Intraco Systems, Inc. for any reason.

Section 7. REMEDIES
     If there is a breach or threatened breach of the provisions of this Agreement, the Company shall be entitled to an injunction restraining the employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

Section 8. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida with venue in Palm Beach County.

Section 9. MISCELLANEOUS

     This Agreement shall inure to the benefit of, and be binding upon, Intraco Systems and its subsidiaries and affiliates, together with their successors and assigns, and me, together with my executor, administrator, personal representative, heirs, and legatees.

     This Agreement merges and supersedes all prior and contemporaneous agreements, undertakings, covenants, or conditions (including specifically all prior confidentiality and non-competition agreements I have entered), whether oral or written, express or implied, to the extent they contradict or conflict with the provisions hereof.

     Although it is understood that my employment is contingent on the acceptance and observance of this Agreement, this Agreement shall not be construed to make my employment other than -terminable at will at any time by me or. Intraco Systems in the sole discretion of either party.

     IN WITNESS WHEREOF, I have accepted and executed this Agreement under seal as of the 1st day of January 1998.

EMPLOYEE                                                         INTRACO
SYSTEMS, INC.

__________________________                _____________________________
Signature: Jack S. Berger                   Signature: Jack
Berger,                                     President
Social Security No.____________________

Address:________________________

_______________________________